                                                         OppenheimerFunds, Inc.
                                               6803 South Tucson Way
                                                Englewood, CO 80112
                                                                                November 26, 2001

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

         Re:      Oppenheimer Cash Reserves.
                  Reg. No. 33-23223; File No. 811-5582
                  Written Representation of Counsel

To the Securities and Exchange Commission:

         On behalf of  Oppenheimer  Cash Reserves  (the "Fund") and pursuant to Paragraph  (b)(4) of Rule 485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in connection  with an Amendment on Form N-1A which is Post-Effective  Amendment No. 21 to the 1933 Act Registration  Statement of the Fund and Amendment No. 20 to its
Registration  Statement  under the  Investment  Company  Act of 1940,  as amended,  the  undersigned  counsel,  who prepared or reviewed such  Amendment,  hereby  represents to the Commission,  for filing with such Amendment,  that said  Amendment  does not contain  disclosures  which would render it  ineligible to become  effective  pursuant to paragraph (b) of Rule 485.

                                                                                Sincerely,

                                                                                /s/ Mitchell J. Lindauer

                                                                                Mitchell J. Lindauer
                                                                                Vice President &
                                                                                Assistant General Counsel
                                                                                (732) 829-3036